Exhibit 32.1

SALISBURY BANCORP, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Salisbury Bancorp, Inc. (the “Corporation”), hereby certifies that the Corporation’s Annual Report on Form 10-K for the period ended December 31, 2013 to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

March 28, 2014	By:	/s/ RICHARD J. CANTELE, JR.
Richard J. Cantele, Jr.,
President and Chief Executive Officer

The undersigned officer of Salisbury Bancorp, Inc. (the “Corporation”), hereby certifies that the Corporation’s Annual Report on Form 10-K for the period ended December 31, 2013 to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

March 28, 2014	By:	/s/ DONALD E.WHITE
Donald E. White,
Chief Financial Officer